Exhibit 99.2

	Fiscal 2020
	For the Fiscal Quarter Ended
	(UNAUDITED)
	May 5, 2019		August 4, 2019		November 3, 2019		February 2, 2020		Total Year
		% Net		% Net		% Net		% Net		% Net
Net Sales		Sales		Sales		Sales		Sales		Sales
Hooker Branded	39,600	29.2%	39,405	25.9%	43,703	27.6%	39,282	23.8%	161,990	26.4%
Home Meridian	67,630	49.9%	87,188	57.3%	85,776	54.3%	100,036	60.7%	340,630	55.8%
Domestic Upholstery	25,324	18.7%	22,663	14.8%	25,029	15.8%	22,654	13.7%	95,670	15.7%
All Other	2,965	2.2%	2,992	2.0%	3,668	2.3%	2,910	1.8%	12,534	2.1%
Consolidated	135,518	100.0%	152,248	100.0%	158,176	100.0%	164,882	100.0%	610,824	100.0%

Gross Profit
Hooker Branded	12,556	31.7%	11,820	30.0%	13,947	31.9%	13,139	33.4%	51,462	31.8%
Home Meridian	5,903	8.7%	10,951	12.6%	7,286	8.5%	12,797	12.8%	36,936	10.8%
Domestic Upholstery	6,002	23.7%	4,917	21.7%	5,847	23.4%	4,353	19.2%	21,120	22.1%
All Other	1,056	35.6%	1,138	38.0%	1,319	36.0%	928	31.9%	4,440	35.4%
Consolidated	25,517	18.8%	28,826	18.9%	28,399	18.0%	31,217	18.9%	113,958	18.7%

Operating Income/(Loss)
Hooker Branded	5,177	13.1%	4,088	10.4%	6,188	14.2%	6,060	15.4%	21,512	13.3%
Home Meridian	(4,993)	-7.4%	(66)	-0.1%	(3,955)	-4.6%	1,845	1.8%	(7,169)	-2.1%
Domestic Upholstery	2,292	9.1%	1,260	5.6%	2,278	9.1%	807	3.6%	6,637	6.9%
All Other	429	14.5%	486	16.2%	482	13.2%	328	11.3%	1,727	13.8%
Consolidated	2,905	2.1%	5,768	3.8%	4,993	3.2%	9,040	5.5%	22,707	3.7%

	Fiscal 2019
	For the Fiscal Quarter Ended
	(UNAUDITED)
	April 29, 2018		July 29, 2018		October 28, 2018		February 3, 2019		Total Year
		% Net		% Net		% Net		% Net		% Net
Net Sales		Sales		Sales		Sales		Sales		Sales
Hooker Branded	42,772	29.9%	40,551	24.0%	46,479	27.1%	48,909	24.4%	178,710	26.2%
Home Meridian	70,596	49.4%	101,022	59.9%	95,013	55.4%	121,194	60.5%	387,825	56.7%
Domestic Upholstery	27,335	19.2%	24,427	14.5%	27,337	16.0%	27,481	13.7%	106,580	15.6%
All Other	2,189	1.5%	2,661	1.6%	2,645	1.5%	2,891	1.4%	10,386	1.5%
Consolidated	142,892	100.0%	168,661	100.0%	171,474	100.0%	200,475	100.0%	683,501	100.0%

Gross Profit
Hooker Branded	14,422	33.7%	12,616	31.1%	14,334	30.8%	16,750	34.2%	58,122	32.5%
Home Meridian	10,416	14.8%	17,398	17.2%	15,382	16.2%	19,654	16.2%	62,850	16.2%
Domestic Upholstery	6,374	23.3%	4,742	19.4%	5,238	19.2%	6,149	22.4%	22,503	21.1%
All Other	754	34.5%	889	33.4%	882	33.4%	987	34.1%	3,512	33.8%
Consolidated	31,966	22.4%	35,645	21.1%	35,836	20.9%	43,540	21.7%	146,987	21.5%

Operating Income/(Loss)
Hooker Branded	6,726	15.7%	4,943	12.2%	5,712	12.3%	7,889	16.1%	25,269	14.1%
Home Meridian	(288)	-0.4%	5,628	5.6%	4,829	5.1%	8,660	7.1%	18,828	4.9%
Domestic Upholstery	2,662	9.7%	1,039	4.3%	1,570	5.7%	2,336	8.5%	7,607	7.1%
All Other	280	13.0%	255	9.6%	150	5.7%	282	9.8%	971	9.4%
Consolidated	9,380	6.6%	11,865	7.0%	12,261	7.2%	19,167	9.6%	52,675	7.7%